SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

THE FEMALE HEALTH COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 22, 2016, The Female Health Company (the “Company”) reconvened and then further adjourned its special meeting of shareholders that was originally convened on September 20, 2016 (the “Special Meeting”) to consider matters relating to the proposed merger transaction with Aspen Park Pharmaceuticals, Inc. (“APP”).

The following two proposals were submitted to a vote of shareholders at the reconvened Special Meeting on September 22, 2016:

Proposal 4. Approval of Issuance of Common Stock

The shareholders voted to approve the issuance of shares of common stock pursuant to the Agreement and Plan of Merger, dated April 5, 2016, as amended, among the Company, Badger Acquisition Sub, Inc., Blue Hen Acquisition, Inc. and APP.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,636,147	4,808,692	472,176	—

Proposal 5. Non-Binding Advisory Vote on Compensation

The shareholders voted to approve, by a non-binding advisory vote, certain specified compensation arrangements for the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,406,166	4,994,318	516,531	—

Three other proposals were not submitted to a vote at the Special Meeting. Instead, the Special Meeting was further adjourned to October 14, 2016, to provide the Company with additional time to solicit proxies to approve these proposals. Approval of these three proposals requires the affirmative vote of the holders of at least two-thirds of the outstanding shares, which is 19,368,445 shares.

On September 22, 2016, the Company issued a press release announcing the further adjournment of the Special Meeting and related matters, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit 99.1 – Press Release, dated September 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY

Date: September 26, 2016	BY	/s/ Michele Greco
Michele Greco, Executive Vice President and Chief Financial Officer

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